                                                                    EXHIBIT 10.4


                        BROWNING-FERRIS INDUSTRIES, INC.
                           DEFERRED COMPENSATION PLAN




     THIS INDENTURE is made effective as of January 1, 1998, by BROWNING-FERRIS INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor").


                                  INTRODUCTION


     The Primary Sponsor desires to establish an unfunded plan of deferred compensation primarily for the purpose of providing deferred compensation to one or more individuals who are part of a select group of management or highly compensated employees.




     The Primary Sponsor intends the Plan to be a plan described in Section 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").




     NOW, THEREFORE, the Primary Sponsor does hereby establish the Browning-Ferris Industries, Inc. Deferred Compensation Plan (the "Plan"), effective as of January 1, 1998, to read as follows:

                        BROWNING-FERRIS INDUSTRIES, INC.
                           DEFERRED COMPENSATION PLAN

                                                                                          Page
                                                                                          ----

SECTION 1           DEFINITIONS..........................................................   1

SECTION 2           DEFERRAL CREDITS.....................................................   3

SECTION 3           HYPOTHETICAL INVESTMENT OF ACCOUNTS..................................   3

SECTION 4           RATE OF RETURN.......................................................   4

SECTION 5           HARDSHIP WITHDRAWALS.................................................   5

SECTION 6           PAYMENT OF BENEFITS..................................................   6

SECTION 7           DEATH BENEFITS.......................................................   7

SECTION 8           ADMINISTRATION OF THE PLAN...........................................   7

SECTION 9           CLAIM REVIEW PROCEDURE...............................................   9

SECTION 10          LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEES
                    AND UNCLAIMS PAYMENTS ...............................................  10

SECTION 11          LIMITATION OF RIGHTS.................................................  11

SECTION 12          AMENDMENT TO OR TERMINATION OF THE PLAN..............................  11

SECTION 13          ADOPTION OF THE PLAN BY AFFILIATES...................................  12

SECTION 14          MISCELLANEOUS........................................................  12

                                    SECTION 1
                                   DEFINITIONS


     Wherever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

     1.1 "Account" means the account established and maintained by the Plan Administrator on the bookkeeping records of the Plan Sponsor reflecting the amount of a Member's deferred amounts from deferred compensation agreements with a Plan Sponsor entered into before the date of this Plan and deferrals and the rate of return credited to the account in accordance with Plan Sections 2, 3, and 4. The Account at any time shall reflect the total amount of the Member's Subaccounts.

     1.2 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, and (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor.

     1.3 "Annual Compensation" means the amount paid to an Employee by a Plan Sponsor during the Plan Year as regular or base salary or wages (excluding bonuses), before any deferrals by the Member under the Plan and any amounts contributed by a Plan Sponsor during the Plan Year pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

     1.4 "Beneficiary" means the person or trust that a Member designated most recently in writing to the Plan Administrator; provided, however, that if the Member has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term "Beneficiary" means the deceased Member's estate.

     1.5  "Code" means the Internal Revenue Code of 1986, as amended.

     1.6 "Compensation Committee" means the Compensation Committee of the Board of Directors of the Primary Sponsor.

     1.7 "Deferral Form" means the election form completed by the Member indicating the percentage of his compensation and bonus that he wishes to defer and indicating the form and time of distribution.

     1.8 "Eligible Employee" means any Employee of a Plan Sponsor who is both determined by the Plan Administrator to be a member of a "select group of management and highly compensated employees," within the meaning of ERISA Section 301(a)(3), and selected by the Plan Administrator for participation in the Plan.

     1.9 "Employee" means any person who is designated on the records of the Plan Sponsor as being employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act.

     1.10 "Investment Fund" means each individual investment fund established by the Plan Administrator for purposes of determining the balance of each Member's Account.

     1.11 "Member" means any Employee or former Employee who has become a participant in the Plan, for so long as his Account has not been fully distributed.

     1.12 "Plan Administrator" means the Primary Sponsor, unless the Compensation Committee designates another organization or person to administer the Plan.

     1.13 "Plan Sponsor" means individually the Primary Sponsor and any Affiliate or other entity which has adopted the Plan.

     1.14 "Plan Year" means the calendar year.

     1.15 "Subaccount" means the subaccount of each Member's Account reflecting the portion of the Member's Account hypothetically invested in each Investment Fund.

     1.16 "Valuation Date" means the last business day of the month of the entity maintaining the investments in which the Individual Funds are invested, if such entity values such Individual Funds on such basis; provided, however, that the Plan Administrator may in its sole discretion provide for more or less frequent Valuation Dates with respect to Individual Funds.

                                    SECTION 2
                                DEFERRAL CREDITS


         Any Member who is an Eligible Employee may elect to defer a portion of his Annual Compensation and bonuses in amounts not to exceed any limit established by the Plan Administrator pursuant to the Deferral Form. The deferral will relate only to the portion of the Member's Annual Compensation and bonuses which have not yet been earned by the Member. The election must be made in such form and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of Annual Compensation and bonuses that the Member desires to defer. As of each Valuation Date, the Plan Administrator shall credit the Account of the Member in the amount deferred by the Member pursuant to this Plan Section since the prior Valuation Date. Once a Member has made a deferral election, it will be irrevocable as to amounts already deferred, and cannot be modified to increase or reduce the rate of future deferrals for that Plan Year, unless otherwise permitted by the Plan Administrator. However, a Member may revoke a deferral election at any time, which revocation shall be effective as of the pay period coinciding with or immediately following the date the Plan Administrator processes the revocation pursuant to normal administrative procedures. An election shall be effective until revoked or modified.


                                    SECTION 3
                       HYPOTHETICAL INVESTMENT OF ACCOUNTS


         3.1 All deferrals credited to a Member's Account shall be hypothetically invested in such Investment Fund(s) as the Member shall direct the Plan Administrator by notice in the form and manner prescribed by the Plan Administrator, which direction shall be stated in whole number percentages and may be given effect for amounts credited to the Member's Account on or after the Valuation Date coinciding with or next following the Plan Administrator's processing of the direction pursuant to normal administrative procedures. The Plan Administration may require that the whole number percentages so specified will apply both to future deferrals and existing Account balances. If no direction is effective for the date an amount is to be credited, all amounts which are then to be credited shall be hypothetically invested in such Investment Fund(s) to which the Member last directed amounts to be credited, or, if no direction is outstanding, to such Investment Fund as the Plan Administrator in its absolute discretion determines best preserves principal. A Member may change his investment directions only once in any calendar month unless more frequent changes are allowed by the Plan Administrator

         3.2 A Member may modify or change his investment direction at any time and direct that a portion or all of his Subaccount hypothetically invested in one or more of the Investment Fund(s) be transferred to another Investment Fund by giving notice to the Plan Administrator in the form and manner prescribed by the Plan Administrator as provided in and subject to the following rules:

                    (a) Directions as to a modification or change in investment or a transfer may be given effect for any Valuation Date coinciding with or next following the Plan Administrator's processing of the modification pursuant to normal administrative procedures.

                    (b) Any distributions to a Member pursuant to the Plan shall be treated as a reduction pro rata from each Investment Fund in which he has an interest, unless otherwise elected by the Member and permitted by the Plan Administrator.

                    (c) A Member may change his investment directions only once in any calendar month unless more frequent changes are allowed by the Plan Administrator.

         3.3 Each portion of a Member's Account hypothetically invested in each Investment Fund shall be reflected as a separate Subaccount.


                                    SECTION 4
                                 RATE OF RETURN


           4.1 The Plan Administrator shall adjust each Subaccount (except for the Subaccount hypothetically invested in the BFI Common Stock fund) as of each Valuation Date by a rate of return equal to the rate of return in the Investment Fund in which the Subaccount is hypothetically invested. For purposes of adjusting one or more of a Member's Subaccounts for rates of return on the applicable Investment Funds, the Plan Administrator shall make such adjustments in accordance with administrative procedures used by the Plan Administrator at the time of such calculation, which may include but shall not be limited to treating deferrals that are credited as of the Valuation Date as being hypothetically invested in the Investment Fund as of an intermediate date between that Valuation Date and the prior Valuation Date. Distributions made between Valuation Dates may not be credited with a rate of return for the period from the prior Valuation Date through the date of distribution.

         4.2 The Subaccount hypothetically invested in the BFI Common Stock Fund will receive a rate of return as follows:

             The opening balance of a Member's BFI Common Stock Subaccount as of the effective date of the Plan will be his number of Share Units (defined below) as of such date under his old deferred compensation agreements. The amount credited to a Member's BFI Common Stock Subaccount during a month shall be converted to that number of share units equal to the number of shares (to the nearest hundredth of a share) of Common Stock of Browning-Ferris Industries, Inc. ("BFI Common Stock") which could have been purchased with this amount at the average of the closing prices on the New York Stock Exchange - Composite Transactions, as reported in The Wall Street Journal, for shares of BFI Common Stock for each trading day during the month (the "Share Units"). On each day on which the Primary Sponsor pays dividends on shares of BFI Common Stock, it shall credit a Member's BFI Common Stock Subaccount with an additional number of Share Units equal to the number of shares (to the nearest hundredth of a share) of BFI Common Stock which could have been purchased at the average of the high and low prices on the New York Stock Exchange - Composite Transactions, as reported in The Wall Street Journal, for shares of BFI Common Stock on such dividend payment date, with the amount of dividends that would have been received on the number of shares of BFI Common Stock equal to the number of Share Units in the Member's BFI Common Stock Subaccount, as of the end of the month preceding the dividend record date. In the event of any stock dividend, stock split, combination of shares, recapitalization or the like of BFI Common Stock, BFI will make an appropriate adjustment in the number of Share Units credited to the Member's BFI Common Stock Subaccount. Any transfers or withdrawals from this fund may be restricted in order to comply with the rules and regulations of the Securities and Exchange Commission prohibiting short-swing transactions, to the extent applicable.


                                    SECTION 5
                              HARDSHIP WITHDRAWALS

         5.3 A Member may make a withdrawal from his Account, prior to the time such account is otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such distribution shall be made only if the Plan Administrator, in its discretion, consents to the distribution and the Member demonstrates that he is suffering from "hardship" as determined herein. The withdrawal will be limited to the amount necessary to meet the hardship, after payment of taxes estimated to arise from the withdrawal. For purposes of this Section, a distribution will be deemed to be on account of hardship if the distribution is on account of:

                    (a) expenses for medical care described in Section 213(d) of the Code incurred by the Member, his spouse, or any dependents of the Member (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Code Section 213(d);

                    (b) purchase (excluding mortgage payments) of a principal residence for the Member;

                    (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Member, his spouse, children, or dependents;

                    (d) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                    (e) any other contingency determined by the Internal Revenue Service to constitute an "immediate and heavy financial need" within the meaning of Treasury Regulations Section 1.401(k)-1(d).

         5.4 Such distribution shall be made only in the discretion of the Plan Administrator in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the existence of hardship and the amount to be distributed on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions). A distribution under this Section shall be made in a lump sum to the Member.


                                    SECTION 6
                               PAYMENT OF BENEFITS


         6.1 A Member's Account will be paid in a lump sum or in installments with a frequency (e.g., monthly or annually) and over a period not to exceed a number of years established by the Plan Administrator.

         6.2 The Plan Administrator shall require a Member to elect the form and timing of payment in his Deferral Form.

         6.3 The Plan Administrator shall allow a Member who has not made an irrevocable election in his first Deferral Form to change his election regarding the time and form of payment. Such election must be made at least one year before the commencement of receipt of payment. In such event, the Member's new election as to timing and form of payment will be subject to the approval of the Plan Administrator.

         6.4 Notwithstanding Section 6.2 and 6.3 or any other provision hereof, the Plan Administrator may require a Member:

                    (a) to commence receipt of his Account at any time after termination of employment (which the Plan Administrator may require to be paid in a lump sum at such date); or

                    (b) to delay receipt of all or a portion of his Account in any Plan Year to the extent necessary to avoid the disallowance of an deduction to the Plan Sponsor pursuant to Code Section 162(m) for the payment that would otherwise be made hereunder.

         6.5 The Account of the Member will be fully vested and nonforfeitable at all times.

         6.6 Transfer of a Member from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment of the Member.


                                    SECTION 7
                                 DEATH BENEFITS


         7.1 Upon the death of a Member, his Beneficiary shall receive his undistributed benefit in a lump sum.

         7.2 If, subsequent to the death of a Member, the Member's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary pursuant to Section 1.4 shall be entitled to receive benefits under the Plan.

         7.3 Any benefits payable under this Section 7 shall be paid after receipt by the Plan Administrator of due notice of the death of the Member.


                                    SECTION 8
                           ADMINISTRATION OF THE PLAN


         8.1 Operation of the Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

         8.2 Duties of the Plan Administrator.

                    (a) The Plan Administrator shall make all payments under the terms of the Plan.

                    (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Member or Beneficiary shall be made in the form prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Members and Beneficiaries, subject to the provisions of the Plan and subject to applicable law.

                    (c) The Plan Administrator shall furnish Members and Beneficiaries with all disclosures now or hereafter required by law. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by law, and shall be solely responsible for establishing and maintaining all records of the Plan.

                    (d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

         8.3 Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor shall be taken by resolution or written direction duly adopted by the Compensation Committee or any officer of the Primary Sponsor. Any action to be taken by a Plan Sponsor other than the Primary Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction.

         8.4 Deferral Form. A Member's Deferral Form may contain other terms and conditions not set forth in the Plan that are both approved by the Plan Administrator and not inconsistent with the Plan. Subject to Plan Section 12.1, the Plan Administrator may change the terms and conditions of Deferral Forms from time to time, including retroactive changes, by notifying the Members of such changes.

                                    SECTION 9
                             CLAIM REVIEW PROCEDURE


         9.1 In the event that a Member or Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

                    (a) the specific reasons for the denial;

                    (b) specific references to the pertinent provisions of the Plan on which the denial is based;

                    (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                    (d) an explanation of the Plan's claim review procedure.

         9.2 After receiving written notice of the denial of a claim, a claimant or his representative may:

                    (a) request a full and fair review of such denial by written application to the Plan Administrator;

                    (b) review pertinent documents; and

                    (c) submit issues and comments in writing to the Plan Administrator.

         9.3 If the claimant wishes such a review of the decision denying his claim to benefits under the Plan, he must submit such written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

         9.4 Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

         9.5 At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

         9.6 All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

         9.7 No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.


                                   SECTION 10
                  LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
                 INCOMPETENT DISTRIBUTEES AND UNCLAIMED PAYMENTS


         10.1 No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

         10.2 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

                                   SECTION 11
                              LIMITATION OF RIGHTS


         Membership in the Plan shall not give any person any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.


                                   SECTION 12
                     AMENDMENT TO OR TERMINATION OF THE PLAN


         12.1 The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Members or Beneficiaries of rights already accrued under the Plan, except that, notwithstanding any other provision of the Plan, upon Plan termination the Primary Sponsor may require all Members and Beneficiaries to receive an immediate lump sum. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan.

         12.2 Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor. Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

         12.3 If the Plan is terminated by the Primary Sponsor it shall terminate as to all Plan Sponsors.

         12.4 In the event of the termination of the Plan with respect to a Plan Sponsor, the Accounts of the Members with respect to the Plan as adopted by such Plan Sponsor shall be held subject to the instructions of the Plan Administrator.

                                   SECTION 13
                       ADOPTION OF THE PLAN BY AFFILIATES


         Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Compensation Committee, may adopt the Plan by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor.


                                   SECTION 14
                                  MISCELLANEOUS


         14.1 All allocations to Accounts and the investment of and returns on Accounts shall be hypothetical and used solely for bookkeeping purposes. It is the intent of the Primary Sponsor that the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. Participants have the status of general unsecured creditors of the Plan Sponsor and the Plan constitutes a mere promise by the Plan Sponsor to make benefit payments in the future.

         14.2 All deferrals under Section 2 of the Plan and credits pursuant to Sections 3 and 4 of the Plan shall be general assets of the applicable Plan Sponsor. All payments provided under the Plan shall be paid from the general assets of the applicable Plan Sponsor.

         14.3 Each Plan Sponsor shall withhold from all deferrals and benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

         14.4 To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

                                       BROWNING-FERRIS INDUSTRIES, INC.


                                       By:
                                          ------------------------------------

                                       Title:
                                             ---------------------------------
ATTEST:


-----------------------------

Title:
      -----------------------
    [CORPORATE SEAL]

::ODMA\PCDOCS\ATL\167845\2